Exhibit 3.2

FIRST OTTAWA BANCSHARES, INC.

BY-LAWS

Adopted as of September 13, 2000

Amended and Restated March 14, 2001

Amended and Restated June 13, 2001

Amended and Restated April 10, 2002

Amended and Restated May 15, 2002

Amended and Restated March 12, 2003

By-laws of

First Ottawa Bancshares, Inc.

(a Delaware corporation)

ARTICLE I            OFFICES

Section 1.1            Registered Office.  The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle.  The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company.

Section 1.2            Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II          STOCKHOLDERS

Section 2.1            Annual Meetings.  An annual meeting of stockholders shall be held each year for the election of directors at such date, time and place either within or without the State of Delaware as shall be designated by the Board of Directors.  Any other proper business may be transacted at the annual meeting of stockholders.

Section 2.2            Special Meetings.  Special meetings of the stockholders may only be called by a majority of the directors then in office.  Each special meeting shall be held at such date, time and place either within or without the State of Illinois as shall be designated at least ten days prior to such meeting.

Section 2.3            Notice of Meeting.  Unless otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.4            Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5            Quorum.  Unless otherwise provided by law or the certificate of incorporation, at each meeting of stockholders, the presence in person or representation by proxy of the holders of a majority of the outstanding shares of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business.  In the absence of a quorum, the stockholders so present and represented may, by vote of the holders of a majority of the shares of capital stock of the Corporation so present and represented, adjourn the meeting from time to time until a quorum shall attend, and the provisions of Section 2.4 of these by-laws shall apply to each such adjournment.  Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6            Organization.  Meetings of stockholders shall be presided over by the Chairman, or by the Vice Chairman, or by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his/her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7            Voting; Proxies.  Except as otherwise provided by the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote for each share of the voting stock held by such stockholder, which has voting power on the subject matter submitted to a vote at the meeting including in all elections of directors.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or person to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary before the proxy is voted.  Unless otherwise required by law, voting of stockholders for the election of directors need not be by written ballot.  Voting of stockholders for all other matters need not be by written ballot unless so determined at a stockholders meeting by the vote of the holders of a majority of the outstanding shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter submitted to a vote at the meeting.  Unless otherwise provided by law or the certificate of incorporation, the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter submitted to a vote at the meeting shall be the act of the stockholders.  Subject to the rights of holders of any class or series of preferred stock, any action required or permitted to be taken by the holders of capital stock of the Corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the Corporation and may not be effected by any consent in writing by such holders.

Section 2.8            Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, more than ten days after the date upon which the resolution fixing the record date with respect to the taking of corporate action by written consent without a meeting is adopted by the Board of Directors, nor more than sixty days prior to any other action.  If no record date is fixed:  (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.9            List of Stockholders Entitled to Vote.  The Secretary shall make, at the earlier of ten days before every meeting of the stockholders or ten days after the record date, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a such period, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

ARTICLE III         BOARD OF DIRECTORS

Section 3.1            Powers; Number; Qualifications.  Unless otherwise provided by law or the certificate of incorporation, the business and affairs of the Corporation shall be under the direction of a board of directors.  The number of directors constituting the entire board of directors shall not be less than eight nor more than fifteen as fixed from time to time by resolution of not less than two-thirds (2/3) of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the Corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be nine until otherwise fixed as described immediately above.  No person shall be eligible for election to the board of directors unless such person owns not less than 1,000 shares of the Corporation’s common stock, and has resided, for not less than six months prior to his or her election, in a county where the Corporation maintains a banking office.

Section 3.2            Election; New Directorships; Vacancies; Removal; Resignation.  The directors of the Corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year.  Directors of Class I shall hold office for an initial term expiring at the 2003 annual meeting, directors of Class II shall hold office for an initial term expiring at the 2004 annual meeting and directors of Class III shall hold office for an initial term expiring at the 2005 annual meeting.

At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.  In the event of any change in the authorized number of directors, each director then continuing to serve as such shall continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, disability or removal.  There shall be no cumulative voting in the election of directors.  Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

Any vacancies on the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director.  Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.  If the number of directors is changed, any increase or decrease in the number of directors may be allocated to any such class the board of directors selects in its discretion.

A director may be removed only for cause as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a special meeting of the stockholders called expressly for that purpose.  Cause for removal shall include, but not be limited to, the situation where a director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such director’s duty to the Corporation and such adjudication is no longer subject to direct appeal.

Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.  Any director may resign at any time upon written notice to the Corporation directed to the Board of Directors or the Secretary.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

Section 3.3            Procedure for Nomination.  Not less than 30 days prior to the annual meeting of stockholders, the Board of Directors shall nominate a slate of candidates including one nominee for each available seat and shall notify the stockholders of the slate of nominees with the proxy material submitted prior to the annual meeting.  Other nominations of qualified directors may be made by any stockholder so long as they are received by the Secretary of the Corporation, in writing, on a form to be provided for that purpose, not less than ten days prior to the annual meeting, and so long as these nominations are otherwise in conformity with applicable laws and regulations.

Section 3.4            Regular Meetings.  Regular meetings of the Board of Directors shall be held at such dates, times and places either within or without the State of Delaware as the Board of Directors shall from time to time determine.

Section 3.5            Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman, if any, the Vice Chairman, if any, the President or by any two members of the Board of Directors.  Each special meeting shall be held at such date, time and place either within or without the State of Delaware as shall be fixed by the person or persons calling the meeting.

Section 3.6            Notice of Meetings.  Written notice of each meeting of the Board of Directors shall be given which shall state the date, time and place of the meeting.  The written notice of any meeting shall be given at least twenty-four hours in advance of the meeting to each director.  Notice may be given by letter, telegram, e-mail, telex or facsimile and shall be deemed to have been given when, delivered to the telegraph company or transmitted by e-mail, telex or facsimile, or forty-eight hours after deposited in the United States mail, as the case may be.

Section 3.7            Telephonic Meetings Permitted.  Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this by-law shall constitute presence in person at such meeting .

Section 3.8            Quorum; Vote Required for Action.  Unless otherwise required by law, at each meeting of the Board of Directors, the presence of three-fourths of the total number of directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the certificate of incorporation.  In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may by majority vote adjourn the meeting from time to time, with notice as provided in section 3.5 for the continuation of the meeting so adjourned.

Section 3.9            Organization.  Meetings of the Board of Directors shall be presided over by the Chairman, or in his absence by the Vice-Chairman, or in his absence by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his/her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.10         Action by Directors Without a Meeting.  Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.11         Compensation of Directors.  Unless otherwise provided by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors, which compensation may include the reimbursement of expenses incurred in connection with meetings of the Board of Directors or a committee thereof.

ARTICLE IV         COMMITTEES

Section 4.1            Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors, or any Committee Chairperson, may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of such committee at any meeting thereof.

Section 4.2            Standing Committees.  In addition to the generality of the foregoing, there shall be standing committees of the Board consisting of the Personnel, Funds Management, Trust, Audit, Loan, Long Range Planning, and Nominating Committees.  Each Committee shall consist of at least three directors.  Periodic rotation of directors to new committee assignments is encouraged but not required.  The chairperson of each committee shall have served on that committee for at least one year prior to being selected as chairperson.  Exceptions to chair positions shall be noted in the minutes.  The Audit Committee shall consist solely of outside directors.

The Personnel Committee and Long Range Planning Committee shall consist of the entire board, and shall meet on an as required basis.  All other committees shall meet not less frequently than quarterly, shall maintain minutes of all activities and shall report those minutes and other information to the entire Board.

The Nominating Committee shall meet as necessary and shall maintain an ongoing list of potential new directors.  Consideration for new directors shall include business development opportunities, community involvement, and judgment in the execution of responsibilities to the shareholders.  The Nominating Committee shall remit to the entire board, on an annual basis in January of each year, the three nominees from which the full board may select candidates to the board.  All voting on nominees and selection to the full board shall be by secret ballot.

Section 4.3            Power of Committees.  Any committee designated by the Board of Directors, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to take any action which by law may only be taken by the Board of Directors or to take any action with reference to:  amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these by-laws; and, unless a resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Section 4.4            Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business.  In the absence of a resolution by the Board of Directors or a provision in the rules of such committee to the contrary, the presence of a majority of the total number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.  Only committee members may vote at a committee meeting.

ARTICLE V          OFFICERS

Section 5.1            Officers; Elections.  As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect from its membership or outside thereof a President and a Secretary.  The Board of Directors may also elect from its membership a Chairman of the Board of Directors (herein called “Chairman”) and a Vice Chairman of the Board of Directors (herein called “Vice Chairman”), and from its membership or outside thereof a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers or agents as it may determine.  Unless otherwise provided by the certificate of incorporation, any number of offices may be held by the same person.  The Chairman and Vice Chairman shall be elected by a majority secret ballot of the entire board, for a term of one year.  Those directors serving in those offices may succeed themselves as Chairman and Vice-Chairman, for an additional one-year term.

Section 5.2            Term of Office; Resignation; Removal; Vacancies.  Except as otherwise provided by the Board of Directors when electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors and the Secretary.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.  The Board of Directors may remove any officer or agent with or without cause at any time.  In the event of a resignation or removal of an officer who is also a director of the Company or any subsidiary, such resignation or removal shall also operate as a resignation or removal from the Board of Directors.  Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation, but the election of an officer or agent shall not of itself create any contractual rights.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors, but shall not require the filling of a vacancy on the board in the event of the resignation or removal of an officer who is also a member of the Board.

Section 5.3            Powers and Duties.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.  The Secretary shall have the duty to record in a book to be kept for that purpose the proceedings of the meetings of the stockholders, the Board of Directors and any committees designated by the Board of Directors.

Section 5.4            Other Officers; Security.  The other officers, if any, of the Corporation shall have such duties and powers as generally pertain to their respective offices and such other duties and powers as the Board of Directors shall from time to time delegate to each such officer.  The Board of Directors may require any officer, agent or employee to give security, by bond or otherwise, for the faithful performance of his duties.

Section 5.5            Compensation of Officers.  The compensation of each officer shall be fixed by senior management of the company, shall be subject to review by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a director.

ARTICLE VI         STOCK

Section 6.1            Certificates.  Every holder of one or more shares of capital stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.2            Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII       INDEMNIFICATION

Section 7.1            Indemnification.

7.1.1  Actions, Suits or Proceedings other than by or in the Right of the Corporation.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director,  officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.1.2  Actions or Suits by or in the right of the Corporation.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

7.1.3  Indemnification for Costs, Charges and Expenses of Successful.  Notwithstanding the other provisions of this Section 7.1, to the extent that a director,

officer, employee or agent has been successful, on the merits or otherwise, including, without limitation, to the extent permitted by applicable law, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 7.1.1 and 7.1.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

7.1.4  Determination of Right to Indemnification.  Any indemnification under Sections 7.1.1 and 7.1.2, (unless ordered by a court) shall be paid by the corporation, if a determination is made (a) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or (b) if such majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1.1 and 7.1.2.

7.1.5  Advance of Costs, Charges and Expenses.  Expenses (including attorneys’ fees) incurred by a person referred to in Sections 7.1.1 and 7.1.2 in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article VII.  Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any,  as the majority of the directors deems appropriate.  The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the corporation, authorize the corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

7.1.6  Procedure for Indemnification.  Any indemnification under Sections 7.1.1, 7.1.2 and 7.1.3, or advance of costs, charges and expenses under Section 7.1.5, shall be made promptly, and in any event within 60 days, upon the written request of the director, officer, employee or agent.  The right to indemnification or advances as granted by this Article VII shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 7.1.5, where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Sections 7.1.1 and 7.1.2, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1.1 and 7.1.2, nor the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

7.1.7  Settlement.  The corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed.  If in any action, suit or proceeding, including any appeal, within the scope of Sections 7.1.1 and 7.1.2, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

Section 7.2            Subsequent Amendment.  No amendment, termination or repeal of this Article VII or of relevant provisions of the Delaware General Corporation Law or any other applicable law shall affect or diminish in any way the rights of any director or officer of the corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 7.3            Other Rights; Continuation of Right to Indemnification.  The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.  Nothing contained in this Article VII shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein.  All rights to indemnification under this Article VII shall be deemed to be a contract between the corporation and each director or officer of the corporation who serves or served in such capacity at any time while this Article VII is in effect.  The corporation shall not consent to any acquisition, merger, consolidation or other similar transaction unless the successor corporation assumes by operation of law or by agreement the obligations set forth in this Article VII.

Section 7.4            Insurance.  The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this Article VII.

Section 7.5            Certain Definitions.  For purposes of this Article VII:

(i)            references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

(ii)           references to “other enterprises” shall include employee benefit plans;

(iii)          references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(iv)          references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

(v)           a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation,” as referred to in this Article VII.

Section 7.6            Savings Clause.  If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to any costs, charges, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extant permitted by applicable law.

Section 7.7            Subsequent Legislation.  If the Delaware General Corporation Law is amended after the date hereof to further expand the indemnification permitted to directors and officers of the corporation, then the corporation shall indemnify such person to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

ARTICLE VIII      MISCELLANEOUS

Section 8.1            Fiscal Year.  The fiscal year of the Corporation shall be a calendar year.

Section 8.2            Seal.  The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 8.3            Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever notice is required to be given by law, the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Unless otherwise provided by the certificate of incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 8.4            Interested Directors, Officers, Quorum.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:  (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of

Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.5            Books and Records.  The books and records of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.6            Amendment of By-laws.  The bylaws of the Corporation may be amended, altered or repealed by the stockholders of the Corporation, provided, however, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors.  The bylaws may also be amended, altered or repealed by a majority of the directors then in office.